                                                                     EXHIBIT 4.7

                                                                [EXECUTION COPY]

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                                CREDIT AGREEMENT

                                   dated as of

                                  May 22, 1997

                                      among

                             BRUNSWICK CORPORATION,

                            The Lenders Party Hereto

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

        $400,000,000 REVOLVING CREDIT AND COMPETITIVE ADVANCE FACILITY


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
                               TABLE OF CONTENTS


                                   ARTICLE I
                                                                      Page
                                  Definitions                         ----

1.01. Defined Terms .............................................        1
1.02. Classification of Loans and Borrowings ....................       13
1.03. Terms Generally ...........................................       13
1.04. Accounting Terms; GAAP ....................................       14

                                   ARTICLE II

                                  The Credits

2.01. Commitments ..................................................    14
2.02. Loans and Borrowings .........................................    14
2.03. Requests for Revolving Borrowings ............................    15
2.04. Competitive Bid Procedure ....................................    16
2.05. Extension of Maturity Date ...................................    18
2.06. Letters of Credit ............................................    19
2.07. Funding of Borrowings ........................................    23
2.08. Interest Elections ...........................................    24
2.09. Termination Reduction and Increase of Commitments ............    25
2.10. Repayment of Loans; Evidence of Debt .........................    27
2.11. Prepayment of Loans ..........................................    28
2.12. Fees .........................................................    28
2.13. Interest .....................................................    29
2.14. Alternate Rate of Interest ...................................    30
2.15. Increased Costs ..............................................    31
2.16. Break Funding Payments .......................................    32
2.17. Taxes ........................................................    32
2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs...    33
2.19. Mitigation Obligations; Replacement of Lenders ...............    35

                                  ARTICLE III

                         Representations and Warranties

3.01. Organization; Powers .........................................    36
3.02. Authorization; Enforceability ................................    36
3.03. Governmental Approvals; No Conflicts .........................    36
3.04. Financial Condition; No Material Adverse Change ..............    36
3.05. Litigation; Etc ..............................................    37
3.06. Investment and Holding Company Status ........................    37
3.07. Taxes ........................................................    37



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                                                                            Page
                                                                            ----

3.08. ERISA ...............................................................   37
3.09. Disclosure ..........................................................   37
3.10. Margin Stock ........................................................   38
3.11. Material Agreements .................................................   38

                                   ARTICLE IV

                                   Conditions

4.01. Effective Date ......................................................   38
4.02. Each Credit Event ...................................................   39

                                   ARTICLE V

                             Affirmative Covenants

5.01. Financial Reporting .................................................   40
5.02. Use of Proceeds .....................................................   41
5.03. Notice of Default ...................................................   41
5.04. Corporate Standing ..................................................   41
5.05. Taxes and Other Obligations .........................................   41
5.06. Insurance ...........................................................   41
5.07. Compliance with Laws ................................................   42
5.08. Maintenance of Properties ...........................................   42
5.09. Books and Records; Inspection........................................   42

                                   ARTICLE VI

                               Negative Covenants

6.01. Maximum Leverage Ratio ..............................................   42
6.02. Merger ..............................................................   42
6.03. Sales of Assets .....................................................   42
6.04. Limitation on Secured Debt ..........................................   43

                                  ARTICLE VII

                       Events of Default ..................................   43

                                  ARTICLE VIII

                       The Administrative Agent ...........................   45

                                   ARTICLE IX


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                                                                            Page
                                                                            ----
                                  Miscellaneous

9.01. Notices .............................................................   47
9.02. Waivers; Amendments .................................................   48
9.03. Expenses; Indemnity: Damage Waiver ..................................   48
9.04. Successors and Assigns ..............................................   49
9.05. Survival ............................................................   51
9.06. Counterparts; Integration; Effectiveness ............................   52
9.07. Severability ........................................................   52
9.08. Right of Setoff .....................................................   52
9.09. Governing Law; Jurisdiction; Consent to Service of Process ..........   52
9.10. WAIVER OF JURY TRIAL ................................................   53
9.11. Headings ............................................................   54
9.12. Confidentiality .....................................................   54
9.13. Interest Rate Limitation ............................................   54
9.14. Judgment Currency ...................................................   55
9.15. Termination of Commitments under the Long-Term Credit Agreement .....   55

SCHEDULES:

Schedule 2.01 - Commitments
Schedule 3.05 - Litigation

EXHIBITS:

Exhibit A - Form of Assignment and Acceptance
Exhibit B - Form of Opinion of Borrower's Counsel
Exhibit C - Form of Extension Request
Exhibit D - Form of Notice of Extension of Maturity Date
Exhibit E - Form of Assumption Agreement

                  CREDIT AGREEMENT dated as of May 22, 1997 among:

                  BRUNSWICK CORPORATION, a corporation organized under the laws of the State of Delaware (the "Borrower");

                  the financial institutions and other lenders named in Schedule
2.01 hereto (collectively, the "Initial Lenders"); and

                  THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means Chase, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                                Credit Agreement




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                                       -2-

                  "Alternate Currency" means any currency other than U.S. Dollars that is freely transferrable and convertible into U.S. Dollars and as to which deposits in such currency are then generally being offered in the London interbank market.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to any Eurocurrency Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurocurrency Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, set forth below under the caption "Index Debt Ratings" applicable on such date to the Index
Debt:

       Index Debt Ratings:            Eurocurrency                 Facility Fee
                                         Spread                        Rate
--------------------------------------------------------------------------------
           Category 1:                   0.135%                      0.065%
      Greater than or equal
             to A2/A
--------------------------------------------------------------------------------
           Category 2:                   0.175%                      0.075%
              A3/A-
--------------------------------------------------------------------------------
           Category 3:                   0.195%                      0.080%
            Baal/BBB+
--------------------------------------------------------------------------------
           Category 4:                   0.225%                      0.100%
            Baa2/BBB
--------------------------------------------------------------------------------
           Category 5:                   0.250%                      0.150%
            Baa3/BBB-
--------------------------------------------------------------------------------
           Category 6:                   0.325%                      0.175%
       Less than Baa3/BBB-
--------------------------------------------------------------------------------

For purposes of the foregoing: (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the

                                    Credit Agreement




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                                      -3-

Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Assuming Lender" means a Person not previously a Lender that becomes a Lender hereunder pursuant to Section 2.05(c) or 2.09(d).

                  "Assumption Agreement" means an agreement, in substantially the form of Exhibit E hereto, pursuant to which a Person agrees to become an Assuming Lender hereunder pursuant to Section 2.09(d).

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type and Currency made on the same date and as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan denominated in any Currency, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in such Currency in the London interbank market.

                  "Capitalized Lease Obligations" means the amount of the obligations of the Borrower and its Restricted Subsidiaries under Financing Leases which would be shown as a liability on a balance sheet of the Borrower or a Restricted Subsidiary, prepared in accordance with GAAP.

                  "Change in Control means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of shares representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) with respect to a tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) made for the shares of the Borrower, which tender offer has not been

                             Credit Agreement
negotiated and approved by the board of directors of the Borrower, the earlier of (i) any Business Day during such tender offer when the Person or group making such tender offer owns, directly or indirectly, beneficially or of record, and/or has accepted for payment shares representing 25% or more of the aggregate voting power represented by the issued and outstanding capital stock of the Borrower and (ii) three Business Days before such tender offer is to terminate unless the tender offer is withdrawn first if the Person or group making such tender offer could own, by the terms of the tender offer plus any shares owned by such Person or group, shares representing 50% or more of the aggregate voting power representing by the issued and outstanding capital stock of the Borrower when such tender offer terminates; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor
(ii) appointed by directors so nominated; or (d) the acquisition of direct or indirect Control of the Borrower by any Person or group.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Chase" means The Chase Manhattan Bank, together with its successors.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section
2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Initial Lender's Commitment is set forth on Schedule 2.01.

                  "Commitment Extension Date" has the meaning assigned to that term in Section 2.05.

                  "Commitment Increase" has the meaning assigned to that term in Section 2.09(d).

                  "Commitment Increase Date" has the meaning assigned to that term in Section 2.09(d).

                  "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

                  "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                                Credit Agreement

                  "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

                  "Competitive Loan" means a Loan made pursuant to Section 2.04. Competitive Loans may be denominated in any Currency.

                  "Consolidated Net Worth" means, at any date of determination, an amount equal to common shareholders' equity determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP.

                  "Consolidated Total Debt" means and includes without duplication the sum of (i) Indebtedness plus (ii) Contingent Obligations to the extent that Contingent Obligations exceed in the aggregate $50,000,000.

                  "Continent Obligations" means (i) any agreement, undertaking or arrangement by which the Borrower or any Restricted Subsidiary assumes, guarantees, endorses (excluding endorsement of negotiable instruments for collection in the ordinary course of business), contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, any Third Party Indebtedness, or agrees to maintain the net worth or working capital or other financial condition of any person other than the Borrower or a Restricted Subsidiary or otherwise assures any creditor of any person other than the Borrower or a Restricted Subsidiary against loss and (ii) any take-or-pay contract to which the Borrower or any Restricted Subsidiary is a party. Notwithstanding the foregoing, inventory repurchase and recourse obligations of the Borrower and its Restricted Subsidiaries to their respective dealers and such dealers' respective financial institutions incurred in the ordinary course of business and as described in the Borrower's annual audited financial statements shall not be deemed to be Contingent Obligations under this Agreement. The amount of any Contingent Obligation shall, at any date of determination thereof, be equal to the amount of the obligation so guaranteed or otherwise supported on such date of determination, provided that, if the liability of the Borrower or Restricted Subsidiary extending such guaranty or support is limited with respect thereto to an amount less than the obligations guaranteed or supported, or is limited to recourse against a particular asset or assets of the Borrower or Restricted Subsidiary, the amount of the corresponding Contingent Obligation shall be limited (a) in the case of a guaranty or other support limited by amount, to such lesser amount, or (b) in the case of a guaranty or other support limited by recourse to a particular asset or assets, to the higher of (1) the fair market value of such asset or assets at such date of determination and (2) the value at which such asset or assets would, in conformity with GAAP, be reflected on, or valued for the purposes of preparing, a consolidated balance sheet of the Borrower or Restricted Subsidiary as at such date of determination.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Currency" means U.S. Dollars or any Alternate Currency.

                  "Declining Lender" has the meaning assigned to that term in
Section 2.05(b).

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                                Credit Agreement




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                                       -6-

                  "Derivative Transaction" means (a) any "swap agreement" (within the meaning given to such term in Section 101(53B) of the United States Bankruptcy Code, as amended), (b) any "qualified financial contract" (within the meaning given to such term by Section 11 (e)(8)(D) of the Federal Deposit Insurance Act, as amended), (c) any option with respect to any of the foregoing transactions and (d) any combination of any of the foregoing transactions.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or to the management, release or threatened release of any Hazardous Material.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                                Credit Agreement

                  "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.05(c), 2.09(d) or 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.17(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

                  "Extending Lender" has the meaning assigned to that term in
Section 2.05(a).

                  "Extension Request" has the meaning assigned to that term in
Section 2.05(a).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Financing Lease" means any lease of property which would be capitalized on a balance sheet of the Borrower or a Restricted Subsidiary, prepared in accordance with GAAP.

                  "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurocurrency Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

                  "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

                                Credit Agreement

                      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                      "GAAP" means, subject to Section 1.04, generally accepted accounting principles in the United States of America.

                      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                      "Increasing Lender" has the meaning assigned to that term in Section 2.09(d).

                      "Indebtedness" means the Borrower's and each Restricted Subsidiary's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by the Borrower or any Restricted Subsidiary and (iv) Capitalized Lease Obligations.

                      "Indemnified Taxes" means Taxes other than Excluded Taxes.

                      "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

                      "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

                      "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

                                Credit Agreement

                  "Interest Period" means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or such other integral number of calendar months as shall be agreed by the Borrower and each Lender or, in the case of a Borrowing of a Competitive Loan, the Lender making such Loan) thereafter, as the Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 180 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Issuing Bank" means Chase, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.06(i).

                  "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lender" means (i) any Initial Lender, (ii) any Person that shall become a Lender party hereto pursuant to an Assumption Agreement and (iii) any Person that shall become a Lender party hereto pursuant to an Assignment and Acceptance, but shall exclude any Person that ceases to be a Lender party hereto pursuant to an Assignment and Acceptance.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                  "Leverage Ratio" means, on any date, the ratio of (a) Consolidated Total Debt on such date to (b) the sum of (i) Consolidated Total Debt on such date plus (ii) Consolidated Net Worth on such date.

                  "LIBO Rate" means, with respect to any Eurocurrency Borrowing in any Currency for any Interest Period, the rate appearing on Dow Jones Markets Page 3750 or 3740, as applicable (or on any successor or substitute page provided by Dow Jones Markets, or any successor thereto, for the purpose of providing quotations of interest rates applicable to deposits in such Currency in the London interbank market), or, if such page is not available or such rate does not appear on such page, the rate appearing on the "LIBO Page" so designated on the Reuter Monitor Money Rates Service (or on any successor or substitute page provided by the Reuter Monitor Money Markets Service, or any successor

                                Credit Agreement
thereto, for the purpose of providing quotations of interest rates applicable to deposits in such Currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in such Currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits of $5,000,000 (or, in the case of a Eurocurrency Competitive Borrowing denominated in an Alternate Currency, the equivalent thereof in such Alternate Currency, rounded to the nearest 1,000 units of such Alternate Currency) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a Financing Lease or analogous instrument, in, of or on any property of the Borrower or any Restricted Subsidiary.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Long-Term Credit Agreement" has the meaning assigned to that term in Section 4.01(e).

                  "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Competitive Loan, as specified by the Lender making such Loan in its related Competitive Bid.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, financial condition, prospects or results of operations of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders or the Administrative Agent under this Agreement.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit) or Contingent Obligations of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $25,000,000.

                  "Maturity Date" means May 22, 2002 or such later date to which the Maturity Date shall have been extended pursuant to Section 2.05.

                  "Moody's" means Moody's Investors Service, Inc., or any successor nationally recognized statistical rating organization.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                                Credit Agreement

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

                  "Restricted Subsidiary" means any Subsidiary which is consolidated in the audited financial statements of the Borrower, but excluding each Subsidiary which is a general partner in a partnership formed to own, lease or operate bowling centers.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

                  "Revolving Loan" means a Loan made pursuant to Section 2.03. Revolving Loans may only be denominated in U.S. Dollars.

                  "S&P" means Standard & Poor's Ratings Services, or any successor nationally recognized statistical rating organization.

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

                  "SEC" means the United States Securities and Exchange Commission, together with any successor agency responsible for the administration and enforcement of the Securities Act of 1933, as amended from time to time, and the Exchange Act.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Lender that is the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Substantial Portion" means, with respect to the property of the Borrower and the Subsidiaries, such property which (i) represents more than 20% of the consolidated assets of the Borrower and the Subsidiaries as would be shown in the consolidated financial statements of the Borrower and the Subsidiaries as at the end of the twelve-month period ending with the most recent calendar quarter ended at least 30 days prior to the date when such determination is made, or (ii) is responsible for more than 20% of the consolidated net sales of the Borrower and the Subsidiaries as reflected in the financial statements referred to in clause (i) above.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Third Party Indebtedness" means, with respect to any Person other than the Borrower or any Restricted Subsidiary, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory on terms customary in the trade, (iii) obligations, whether or not assumed, secured by any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under any lease of property which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP, or analogous instrument, in, of or on any property of such Person, or payable out of the proceeds or production from property now or

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
                                      - 13-

hereafter owned or acquired by such Person and (iv) obligations under leases of property which would be capitalized and shown as a liability on a balance sheet of such Person, prepared in accordance with GAAP.

                  "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

                  "Unrestricted Subsidiary" means any Subsidiary which is not consolidated in the audited financial statements of the Borrower and any Subsidiary which is a general partner in a partnership formed to own, lease or operate bowling centers.

                  "U.S. Dollar Equivalent" means, in respect of any Competitive Loan denominated in an Alternate Currency, the equivalent in U.S. Dollars of the principal amount of such Competitive Loan, calculated for value on the date specified therefor.

                  "U.S. Dollars" and "$" mean lawful money of the United States of America.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

                  Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the

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
                                      -14-

same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

                  Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. For the purposes of determining the aggregate principal amount of outstanding Competitive Loans as aforesaid on the date of any Borrowing of Revolving Loans, each Loan of such Lender that is outstanding in an Alternate Currency shall be equivalent to a Loan in a principal amount equal to the U.S. Dollar Equivalent of such Loan determined as of the date of such Borrowing.

                   Section 2.02. Loans and Borrowings.

                  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans denominated in U.S. Dollars as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans denominated in any Currency as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such

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
                                      -15-

option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000 (or, in the case of a Competitive Borrowing denominated in an Alternate Currency, the equivalent thereof in such Alternate Currency, rounded to the nearest 1,000 units of such Alternate Currency). Borrowings of more than one Type, Currency and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Eurocurrency Borrowings outstanding (for which purpose, Eurocurrency Borrowings of different Classes or denominated in different Currencies shall be deemed to be different Borrowings).

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date then in effect.

                  Section 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) shall be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested Borrowing;

                 (ii) the date of such Borrowing, which shall be a Business Day;

                (iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

                 (iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account maintained with the Administrative Agent in New York City to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

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
                                      -16-

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the requested Borrowing.

                  Section 2.04. Competitive Bid Procedure.

                  (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. For the purposes of determining the aggregate principal amount of outstanding Competitive Loans as aforesaid on the date of any Borrowing of Competitive Loans, each Loan of such Lender that is outstanding in an Alternate Currency shall be equivalent to a Loan in a principal amount equal to the U.S. Dollar Equivalent of such Loan determined as of the date of such Borrowing. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, (i) in the case of a Eurocurrency Borrowing denominated in any Currency or a Fixed Rate Borrowing denominated in an Alternate Currency, not later than 10:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and (ii) in the case of a Fixed Rate Borrowing denominated in U.S. Dollars, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that (x) the Borrower may submit up to (but not more than) five Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected, and (y) there shall not at any time be more than a total of 15 Eurocurrency Borrowings outstanding (for which purpose, Eurocurrency Borrowings of different Classes and denominated in different Currencies shall be deemed to be different Borrowings). Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested Borrowing;

                 (ii) the date of such Borrowing, which shall be a Business Day;

                (iii) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

                 (iv) the Currency of such Borrowing;

                  (v) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

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
                                      -17-

                   (vi) the location and number of the Borrower's account maintained with the Administrative Agent in New York City (if such Borrowing is denominated in U.S. Dollars) and in the principal financial center for the relevant Alternate Currency (if such Borrowing is denominated in any Alternate Currency) to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

                   Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

                   (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request (which may be in an amount up to or in excess of such Lender's Commitment). Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, (i) in the case of a Eurocurrency Competitive Borrowing or a Fixed Rate Borrowing denominated in an Alternate Currency, not later than 10:00 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing denominated in U.S. Dollars, not later than 10:00 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify
(i) the principal amount (which shall be a minimum of $10,000,000 and an integral multiple of $1,000,000 (or, in the case of a Competitive Bid denominated in an Alternate Currency, the equivalent thereof in such Alternate Currency, rounded to the nearest 1,000 units of such Alternate Currency) and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the bidding Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the bidding Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and
(iii) the Interest Period applicable to each such Loan and the last day thereof.

                  (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

                  (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, (i) in the case of a Eurocurrency Competitive Borrowing or a Fixed Rate Borrowing denominated in an Alternate Currency, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing denominated in U.S. Dollars, not later than 11:00 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided, that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept


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
                                      -18-

Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and
(v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $10,000,000 and an integral multiple of $1,000,000 (or, in the case of a Competitive Loan denominated in an Alternate Currency, the equivalent thereof in such Alternate Currency, rounded to the nearest 1,000 units of such Alternate Currency); provided further that if a Competitive Loan must be in an amount less than $10,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof (or, in the case of a Competitive Loan denominated in an Alternate Currency, the equivalent thereof in such Alternate Currency, rounded to the nearest 1,000 units of such Alternate Currency), and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 (or, in the case of a Competitive Loan denominated in an Alternate Currency, the equivalent thereof in such Alternate Currency, rounded to the nearest 1,000 units of such Alternate Currency) in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

                   Section 2.05. Extension of Maturity Date.

                  (a) The Borrower may, at its option, by written notice to the Administrative Agent in substantially the form of Exhibit C hereto (an "Extension Request") no earlier than 45 days and no later than 30 days prior to the date four years prior to the Maturity Date then in effect, request that the Lenders extend such Maturity Date to the date one year after the Maturity Date then in effect, such extension to be effective as of such date four years prior to the Maturity Date then in effect (the "Commitment Extension Date"); provided that no more than two such extensions may be requested by the Borrower. Such request shall be irrevocable and binding upon the Borrower. The Administrative Agent shall promptly notify each Lender of such request. If a Lender agrees, in its individual and sole discretion, to so extend its Commitment (each such Lender being an "Extending Lender"), it shall deliver to the Administrative Agent a written notice in substantially the form of Exhibit D hereto of its agreement to do so no earlier than 25 days and no later than 15 days prior to the Commitment Extension Date specified in the Extension Request, and the Administrative Agent shall notify the Borrower in writing of such Extending Lender's agreement to extend its Commitment no later than 10 days prior to such Commitment Extension Date. Subject to the satisfaction of the conditions set forth in Section 4.02 as of such Commitment Extension Date, if Lenders holding more than 66-2/3% of the aggregate Commitments consent in writing to such extension, the Maturity Date shall, effective as of

                                Credit Agreement
such Commitment Extension Date, be extended to the date one year after the Maturity Date then in effect.

                  (b) If any Lender does not consent, or fails to respond within the time period set forth in Section 2.05(a), to a request by the Borrower for an extension of the Maturity Date then in effect (each such Lender being a "Declining Lender"), such Declining Lender's Commitment shall (unless assigned to another Lender that is not a Declining Lender in accordance with Section 2.05(c)) be reduced to zero on the Maturity Date then in effect. All outstanding Loans provided by such Declining Lender shall (unless all of such Loans are assigned to another Lender that is not a Declining Lender in accordance with
Section 2.05(c)) mature no later than the Maturity Date in effect prior to giving effect to such extension described in this Section 2.05.

                  (c) During the period from but excluding the date 15 days prior to, but not more than 90 days after, the Commitment Extension Date, any Declining Lender, may, at the Borrower's option, be replaced with one or more Extending Lenders and/or Assuming Lenders (each of which Assuming Lenders shall be deemed to have consented to the Extension Request as of that Commitment Extension Date), provided that, (x) with respect to each such Extending Lender or Assuming Lender, the Administrative Agent shall have received an appropriate Assignment and Acceptance in substantially the form of Exhibit A hereto, duly executed by the relevant Declining Lender (which the Declining Lender hereby agrees to execute and deliver upon receipt of payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder) and such Extending Lender or Assuming Lender in accordance with
Section 9.04 an (y) with respect to each such Assuming Lender, the Borrower shall have paid, or caused such Assuming Lender to pay, the processing and recordation fee referred to in Section 9.04(b). Upon its receipt of an Assignment and Acceptance, duly executed and completed as aforesaid in the form specified above, the Administrative Agent shall (x) accept such Assignment and Acceptance, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

                   Section 2.06. Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, whether such Letter of Credit is a commercial

                                Credit Agreement
letter of credit or standby letter of credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment renewal or extension (i) the LC Exposure shall not exceed $30,000,000 and (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Commitments. For the purposes of determining the aggregate principal amount of outstanding Competitive Loans as aforesaid on the date of issuance of any Letter of Credit, each Loan of such Lender that is outstanding in an Alternate Currency shall be equivalent to a Loan in a principal amount equal to the U.S. Dollar Equivalent of such Loan determined as of the date of issuance of such Letter of Credit.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Maturity Date then in effect.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section with a Borrowing from such Lender, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in

                                Credit Agreement

Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise the standard of care agreed hereunder to be applicable when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that such standard of care shall be as follows, and that the Issuing Bank shall be deemed to have exercised such standard of care in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction): (i) the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; and (ii) the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

                                Credit Agreement

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear

                                Credit Agreement
interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing more than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  Section 2.07. Funding of Borrowings.

                  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City (if such Borrowing is denominated in U.S. Dollars) or in the principal financial center for the relevant Currency (if such Borrowing is denominated in an Alternate Currency) and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the Federal Funds Effective Rate if such Loan is denominated in U.S. Dollars) or at the overnight London interbank offered rate for the relevant Alternate Currency determined by the Administrative Agent in good faith (if such Loan is denominated in such Currency) or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing (and such Lender shall, subject to clause (i) above, be entitled to interest paid by the Borrower on such Borrowing from the date thereof). With respect to any share of a Borrowing not made available by a Lender as contemplated above, if such Lender subsequently pays its share of such Borrowing to the Administrative Agent, then the Administrative Agent shall promptly repay any corresponding amount paid by the Borrower to the Administrative Agent as provided in this Section 2.07(b).

                                Credit Agreement

                  Section 2.08. Interest Elections.

                  (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

                  (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

                  If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                                Credit Agreement

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  Section 2.09. Termination, Reduction and Increase of Commitments.

                  (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $25,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with
Section 2.11, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  (d) (i) The Borrower may at any time, by notice to the Administrative Agent, propose that the total amount of the Commitments be increased (each such proposed increase being a "Commitment Increase"), effective as of a date (the "Commitment Increase Date") that shall be specified in such notice and that shall be not later than the fifth anniversary of the date hereof; provided that:

                  (A) the Borrower may not propose more than one Commitment Increase during any calendar quarter,

                  (B) the proposed Commitment Increase in respect of the Commitment of either (i) any Increasing Lender or (ii) any Assuming Lender for each Commitment Increase Date shall be in the total amount of no less than $10,000,000 and an integral multiple of $1,000,000 in excess thereof,

                                Credit Agreement

                  (C) in no event shall the total amount of the Commitments after giving effect to such Commitment Increase exceed $600,000,000,

                  (D) no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase,

                  (E) the representations and warranties contained in Article III shall be correct on and as of the Commitment Increase Date as if made on and as of such date,

                  (F) immediately after giving effect to such Commitment Increase, no Lender shall hold more than 20% of the total amount of the Commitments, and

                  (G) no Commitment Increase may, unless the Borrower shall indemnify each Lender for any loss, cost and expense attributable to such Commitment Increase in accordance with Section 2.16, be effected other than on a day (x) on which no Eurocurrency Loans are outstanding or (y) that is the last day of an Interest Period for all outstanding Eurocurrency Loans.

The Administrative Agent shall notify the Lenders of a proposed Commitment Increase promptly upon its receipt of any notice from the Borrower with respect to such proposed Commitment Increase. It shall be in each Lender's sole discretion whether to increase its Commitment hereunder in connection with any proposed Commitment Increase. No later than 10 Business Days after its receipt of the Borrower's notice proposing a Commitment Increase, each Lender that is willing to increase its Commitment hereunder (each such Lender being an "Increasing Lender") shall deliver to the Administrative Agent a notice in which such Lender shall set forth the maximum increase in its Commitment to which such Lender is willing to agree, and the Administrative Agent shall promptly provide to the Borrower a copy of such Increasing Lender's notice.

                (ii) If agreement is reached prior to the relevant Commitment Increase Date with any Increasing Lenders and Assuming Lenders, if any, as to a Commitment Increase, the Borrower shall deliver, no later than one Business Day prior to such Commitment Increase Date, a notice of such agreement in reasonable detail to the Administrative Agent (and the Administrative Agent shall give notice thereof to the Lenders, including any Assuming Lenders). The Assuming Lenders, if any, shall become Lenders hereunder as of such Commitment Increase Date and the Commitments of any Increasing Lenders and such Assuming Lenders shall become or be, as the case may be, as of such Commitment Increase Date, the amounts specified in the notice delivered by the Borrower to the Administrative Agent; provided that:

                  (x) the Administrative Agent shall have received on or prior to 9:00 A.M. (New York City time) on such Commitment Increase Date a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in clause (i) of this Section 2.09(d) has been satisfied;

                  (y) with respect to each Assuming Lender, the Administrative Agent shall have received, on or prior to 9:00 A.M. (New York City time) on such Commitment Increase Date, an appropriate Assumption Agreement in substantially the form of Exhibit E hereto, duly executed by such Assuming Lender and the Borrower and acknowledged by the Administrative Agent; and

                                Credit Agreement

                  (z) each Increasing Lender shall have delivered to the Administrative Agent, on or prior to 9:00 A.M. (New York City time) on such Commitment Increase Date, confirmation in writing satisfactory to the Administrative Agent as to its increased Commitment, with a copy of such confirmation to the Borrower.

                  (iii) In the event that the Administrative Agent shall have received notice from the Borrower as to any agreement with respect to a Commitment Increase or shall have received an Assumption Agreement from any Assuming Lender on or prior to the relevant Commitment Increase Date and the actions provided for in clauses (ii)(x) through (ii)(z) above shall have occurred by 9:00 A.M. (New York City time) on such Commitment Increase Date, the Administrative Agent shall (x) notify the Lenders (including any Assuming Lenders) and the Borrower of the occurrence of such Commitment Increase Date promptly and in any event by 10:00 A.M. (New York City time) on such date by facsimile transmission, (y) with respect to any Assuming Lender, (A) accept the Assumption Agreement referred to in clause (ii)(y) above and (B) record the information contained therein in the Register and (z) with respect to any Increasing Lender, record the information contained in the confirmation referred to in clause (ii)(z) above in the Register. Each Increasing Lender and each Assuming Lender shall, before 11:00 A.M. (New York City time) on such Commitment Increase Date, make available for the account of its lending office to the Administrative Agent at the account of the Administrative Agent specified for Loans denominated in U.S. Dollars, in same day funds, an amount equal to such Increasing Lender's or such Assuming Lender's ratable portion of the Revolving Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase). After the Administrative Agent's receipt of such funds, the Administrative Agent will promptly thereafter cause to be distributed like funds to the Lenders for the account of their respective lending offices in an amount to each Lender such that the aggregate amount of the outstanding Revolving Loans owing to each Lender after giving effect to such distribution equals such Lender's ratable portion of the Revolving Borrowings then outstanding (calculated based on its Applicable Percentage after giving effect to the relevant Commitment Increase).

                  Section 2.10. Repayment of Loans; Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

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                                      -28-

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  Section 2.11. Prepayment of Loans.

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

                  (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of any Revolving Borrowing hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of repayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in
Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

                   Section 2.12. Fees.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in

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                                      -29-

arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurocurrency Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC
Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; Provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                   Section 2.13. Interest

                  (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

                  (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurocurrency Revolving Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurocurrency Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

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
                                      -30-

                  (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

                  (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

                  (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

                  (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  Section 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Eurocurrency Competitive Borrowing shall be

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
                                      -31 -

ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby and
(B) if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Type of Borrowing shall be permitted.

                  Section 2.15. Increased Costs.

                  (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to

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

                                      -32-

compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

                  Section 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(b) and is revoked in accordance herewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan or (e) the assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of the exercise by the Borrower of its rights under any of
Section 2.05(c), 2.09(d) or 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in the relevant Currency from other banks in the London interbank market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.17. Taxes.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Person entitled to receive such payment receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and

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
                                      -33-

(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  Section 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon local time in New York (in the case of payments in U.S. Dollars) or in the principal financial center for the relevant Alternate Currency (in the case of payments in such Alternate Currency), on the date when due, in immediately available funds, without set-off or counterclaim except as expressly provided in
Section 9.08(b). Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent by wire transfer of immediately available funds by 12:00 noon local time in New York (in the case of payments in U.S. Dollars) or in the principal financial center for the relevant Alternate Currency (in the case of payments in such Alternate Currency), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Borrower, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments

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
received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with such interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate (if such Loan is denominated in U.S. Dollars) or at the overnight

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

London interbank offered rate for the relevant Alternate Currency (if such Loan is denominated in an Alternate Currency).

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  Section 2.19. Mitigation Obligations: Replacement of Lenders.

                  (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the Borrower shall have paid, or caused such assignee to pay, the processing and recordation fee referred to in Section 9.04(b) and (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to
Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  (c) If any Person becomes a Lender, or assumes all or any portion of the Commitment of another Lender, pursuant to Section 2.05(c) or 2.09(d), then the Administrative Agent and the Lenders shall purchase (for cash at face value) direct interests in the Revolving Loans and participations in LC Disbursements of other Lenders (together with related claims for interest and

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
facility fee) to the extent necessary so that, immediately after giving effect thereto, the percentage interest held by each Lender in each Revolving Borrowing and each participation in an LC Disbursement is equal to such Lender's Applicable Percentage. The Borrower consents to the foregoing. Any such purchase of an interest in a Eurocurrency Revolving Loan, and any purchase by an Extending Lender or an Assuming Lender of an interest in a Fixed Rate Loan, is subject to Section 2.16.

                                  ARTICLE III

                         Representations and Warranties

                  The Borrower represents and warrants to the Lenders that:

                  Section 3.01. Organization; Powers. Each of the Borrower and the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  Section 3.02. Authorization; Enforceability. The Borrower has the corporate power and authority and legal right to execute and deliver this Agreement, consummate the Transactions and to perform its obligations hereunder. The execution and delivery by the Borrower of this Agreement, the consummation of the Transactions and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Agreement and the Transactions constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                   Section 3.03. Governmental Approvals; No Conflicts. Neither the execution and delivery by the Borrower of this Agreement, nor the consummation of the Transactions, nor compliance with the provisions hereof, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award of any Governmental Authority binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement or the consummation of the Transactions.

                  Section 3.04. Financial Condition; No Material Adverse Change.

                  (a) The December 31, 1996 audited consolidated financial statements of the Borrower and the Subsidiaries, and the March 31, 1997 unaudited consolidated financial statements of the Borrower and the Subsidiaries, heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared, fairly present the consolidated financial

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
condition and operations of the Borrower and the Subsidiaries at their respective dates and the consolidated results of their operations for the fiscal year and fiscal quarter, respectively, then ended and are true, accurate and complete in all material respects.

                  (b) Since December 31, 1996, there has been no material adverse change in the business, financial condition, prospects or results of operations of the Borrower and the Subsidiaries, taken as a whole.

                  Section 3.05. Litigation; Etc.

                  (a) Schedule 3.05 hereto describes certain pending litigation, and as of the date hereof the Borrower does not expect such litigation to have a Material Adverse Effect. There is no other litigation or proceeding pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary which has a substantial likelihood of having a Material Adverse Effect.

                  (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  Section 3.06. Investment and Holding Company Status. Neither the Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                  Section 3.07. Taxes. The Borrower and its consolidated Subsidiaries have filed all United States federal tax returns and all other tax returns which are currently due and required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in conformity with GAAP. The United States income tax returns of the Borrower and the Subsidiaries have been audited by the Internal Revenue Service through the calendar year ended December 31, 1988. No tax liens have been filed and the reserves on the books of the Borrower and the Subsidiaries in respect of any taxes or other governmental charges are, to the best of the Borrower's knowledge, adequate.

                  Section 3.08. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

                  Section 3.09. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of the Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or

                                Credit Agreement
supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Section 3.10. Margin Stock. Margin stock (as defined in Regulation U of the Board) constitutes less than 25% of those assets of the Borrower and the Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

                  Section 3.11. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise). Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default might have a material adverse effect on the business, properties or assets, operations, or condition (financial or otherwise) of the Borrower and the Subsidiaries or (ii) any agreement or instrument evidencing or governing Indebtedness.

                                   ARTICLE IV

                                   Conditions

                  Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Mary D. Allen, Esq., Vice President and General Counsel, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
         Section 4.02.

                                Credit Agreement

                  (e) The Administrative Agent shall have received evidence of the termination of all commitments to extend credit under, the termination or replacement of all letters of credit issued under, and the payment of all principal, interest, fees and other amounts owing under, the Long-Term Credit Agreement dated as of November 8, 1993 (the "Long-Term Credit Agreement") among the Borrower, the banks party thereto and The First National Bank of Chicago, as agent.

                  (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on May 30, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, of each Extending Lender with respect to the extension of the Maturity Date then in effect pursuant to Section
2.05 and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in this Agreement (other than in Section 3.04(b) or, insofar as clause (a) of the definition of "Material Adverse Effect" is concerned,
         Section 3.05(a)) shall be true and correct on and as of the date of such Borrowing, extension of the Maturity Date or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

                  (b) At the time of and immediately after giving effect to such Borrowing, the extension of the Maturity Date or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing, each extension of the Maturity Date and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section. The extension of the Maturity Date pursuant to Section 2.05 for each Extending Lender, if any, shall be subject to the further conditions precedent that the other applicable conditions precedent to such extension set forth in Section
2.05 shall have been satisfied (and the giving by the Borrower of the Extension Request shall be deemed to constitute a representation and warranty by the Borrower that on the date of such extension such conditions will be satisfied).

                                Credit Agreement

                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  Section 5.01. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

         (a) Within 90 days after and as of the close of each fiscal year, financial statements, examined and reported on by independent certified public accountants chosen by the Borrower and acceptable to the Lenders, including a consolidated balance sheet and consolidated statements of results of operations, shareholders' equity and cash flows of the Borrower and the Subsidiaries, accompanied by a certificate of the independent accountants that, in the course of their examination of the Borrower's financial statements, in accordance with generally accepted auditing standards, they have obtained no knowledge of any Default, or if, in the opinion of such accountants, any Default shall exist, stating the nature and status thereof. Each such audit report shall be unqualified, except as to qualifications relating to changes in accounting principles with which such accountants concur;

         (b) Within 60 days after and as of the close of each of the first three quarters of the Borrower's fiscal years, interim unaudited consolidated balance sheets and consolidated statements of results of operations and cash flows of the Borrower and the Subsidiaries, certified by its principal Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

         (c) Together with the financial statements required hereunder, a compliance certificate signed by its principal Financial Officer showing the calculations necessary to determine compliance with
             Section 6.01 of this Agreement and stating that no Default exists, or if any Default exists, stating the nature and status thereof;

         (d) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

         (e) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports, excluding exhibits and attachments to such registration statements and reports which are too voluminous to furnish which the Borrower or any Subsidiary files with the SEC;

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
                                      -41-

         (f) Promptly after the Borrower or any Subsidiary obtains knowledge thereof, notice of any Default, accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto;

         (g) Promptly after the Borrower or any Subsidiary obtains knowledge thereof, notice of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $10,000,000; and

         (h) Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

                  Section 5.02. Use of Proceeds. The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans or use the Letters of Credit to purchase or carry any "margin stock" in violation of Regulation U of the Board.

                  Section 5.03. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default and of any other development, financial or otherwise, which might materially adversely affect its business, properties or affairs or the ability of the Borrower to repay the Obligations, in each case, stating the nature and status thereof.

                  Section 5.04. Corporate Standing. The Borrower will, and will cause each Subsidiary to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation, maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and preserve, renew and keep in full force and effect the rights, licenses, permits, privileges and franchises material to the conduct of its business.

                  Section 5.05. Taxes and Other Obligations. The Borrower will, and will cause each Subsidiary to, pay when due its obligations, including all taxes, assessments and governmental charges and levies upon it or its income, profits or property, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP have been set aside; provided that failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.06. Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies on all their property in such amounts and covering such risks, casualties and contingencies and in such types and amounts as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.


                                Credit Agreement

                  Section 5.07. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws (including, without limitation, Environmental Laws), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.08. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

                  Section 5.09. Books and Records; Inspection. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit the Lenders, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  Section 6.01. Maximum Leverage Ratio. The Borrower shall not permit the Leverage Ratio on any date to exceed 0.55 to 1.

                  Section 6.02. Merger. The Borrower will not merge or consolidate with any other corporation, except that the Borrower may merge with any other corporation, provided that (x) the Borrower shall be the continuing or surviving corporation, and (y) immediately after any such merger or consolidation, no Default shall have occurred and be continuing.

                  Section 6.03. Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its property to any other Person except for (i) sales of inventory in the ordinary course of business, (ii) leases, sales or other dispositions of its property that, together with all other property of the Borrower and the Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the property of the Borrower and the Subsidiaries and (iii) the sale or other transfer by the Borrower or any Subsidiary of property in

                                Credit Agreement
connection with an asset securitization or other similar transaction, program or arrangement so long as (x) the aggregate amount of proceeds received by the Borrower or any Subsidiary in connection with all asset securitizations and other similar transactions effected pursuant to this clause (iii) shall not exceed $100,000,000 and (y) such aggregate amount of proceeds is deemed to be Indebtedness incurred by the Borrower for the purpose of Section 6.01.

                  Section 6.04. Limitation on Secured Debt. The Borrower will perform, comply with and observe for the benefit of the Lenders the restrictions on Secured Debt (as defined in the Indenture hereinafter referred to) set forth in Section 5.05 of the Indenture dated March 15, 1987 (the "Indenture") relating to the issuance of the Brunswick Corporation 7 3/8% Debentures due September 1, 2023. For purposes of this Section 6.04, the provisions of the Indenture, together with related definitions and ancillary provisions, in each case as in effect on the date hereof, are hereby incorporated herein by reference, mutatis mutandis, and shall be deemed to continue in effect for the benefit of the Lenders as in effect on the date hereof, whether or not said provisions otherwise remain in effect or are modified.

                                   ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect when made or deemed made or furnished;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 or
         5.04 (with respect to the Borrower's existence) or in Article VI;

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower,

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

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) the Borrower or any of the Subsidiaries shall: (i) default in making any payment, delivery or exchange, or in the performance of any of its other obligations, under one or more agreements or instruments (individually or collectively) governing or otherwise relating to one or more Derivative Transactions, which shall default shall have resulted in early termination, liquidation or other similar payments in an aggregate amount not less than

                                Credit Agreement

         $25,000,000 becoming, or becoming capable at such time (after giving effect to any applicable notice requirement or grace period) of being declared or designated, due and payable by one or more of the Borrower and the Subsidiaries; or (ii) default (after giving effect to any applicable notice requirement or grace period) in making any payment or delivery due on the last payment, delivery or exchange date of, or on the early termination or liquidation of, one or more Derivative Transactions and such default relates to one or more payments or deliveries of cash or property having an aggregate value of not less than $25,000,000;

                  (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding
         (i) $10,000,000 in any year or (ii) $25,000,000 for all periods; or

                  (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            The Administrative Agent

                  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

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

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any, duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may, and if the Administrative Agent shall fail to perform any of its obligations hereunder the Administrative Agent upon request of the Required Lenders shall, resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York,

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                                      -47-

New York with a combined capital and surplus of at least $500,000,000, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

                  Section 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 1 N. Field Ct., Lake Forest, Illinois 60045, Attention of Richard S. O'Brien, Vice President and Treasurer (Telecopy No. 847-735-4359);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Agent Bank Services Group, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Amy Labinger (Telephone No. 212-552-4025; Telecopy No. 212-552-7500);

                  (c) if to the Issuing Bank, to it at 270 Park Avenue, New York, New York 10017, Attention of Rebecca McNally (Telecopy No. 212-638-8200, -8201);

                  (d) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

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                                      -48-

                  Section 9.02. Waivers; Amendments.

                  (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

                  Section 9.03. Expenses; Indemnity: Damage Waiver.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in

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
connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

                  (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                   Section 9.04. Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each

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
of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment other than an assignment to an Extending Lender pursuant to Section 2.05(c) shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the

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
assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in-full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have

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                                      -52-

not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and
9.14 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  Section 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  Section 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  Section 9.08. Right of Setoff.

                  (a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  (b) The Borrower is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts then due and owing by the Borrower to any Lender under this Agreement against any deposit or other indebtedness then due and owing by such Lender to or for the credit or the account of the Borrower that has not been paid by such Lender within three Business Days after notice of such non-payment shall have been given by the Borrower to such Lender.

                  Section 9.09. Governing Law; Jurisdiction; Consent to Service of Process, Etc.

                  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

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

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Ban or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  (e) The Borrower hereby acknowledges that:

                          (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

                          (ii) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and

                          (iii) no joint venture is created hereby or otherwise exists by virtue of the Transactions among the Lenders or among the Borrower and the Lenders or among the Borrower and the Administrative Agent.

                  Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other

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
parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

                  Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  Section 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its Affiliates and to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower, provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  Section 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  Section 9.14. Judgment Currency. This is an international loan transaction in which the specification of U.S. Dollars or an Alternate Currency, as the case may be (the "Specified Currency"), and any payment in New York City or the country of the Specified Currency, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of

                                Credit Agreement
account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any. Lender hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be due hereunder in the Second Currency to the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Administrative Agent or such Lender, as the case may be, against, and to pay the Administrative Agent or such Lender, as the case may be, on demand in the Specified Currency, any difference between the sum originally due to the Administrative Agent or such Lender, as the case may be, in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

                  Section 9.15. Termination of Commitments under the Long-Term Credit Agreement. Each of the signatories hereto that is also a party to the Long-Term Credit Agreement hereby agrees to the termination of all of the commitments to extend credit under the Long-Term Credit Agreement effective as of the Closing Date.

                                Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        BRUNSWICK CORPORATION

                                        By /s/ Richard S. O'Brien
                                           ------------------------------------
                                           Name:  Richard S. O'Brien
                                           Title: Vice President and Treasurer


                                        THE CHASE MANHATTAN BANK,
                                           individually and as
                                           Administrative Agent

                                        By /s/ Carol A. Ulmer
                                           ------------------------------------
                                           Name:  Carol A. Ulmer
                                           Title: Vice President


                                        BANK OF AMERICA, NT&SA

                                        By /s/ Mary T. Carlson
                                           ------------------------------------
                                           Name:  Mary T. Carlson
                                           Title: Vice President


                                        THE BANK OF NEW YORK

                                        By /s/ John M. Lokay, Jr.
                                           ------------------------------------
                                           Name:  John M. Lokay, Jr.
                                           Title: Vice President


                                        THE FIRST NATIONAL BANK OF CHICAGO

                                        By /s/ Stephen C. Price
                                           ------------------------------------
                                           Name:  Stephen C. Price
                                           Title: Vice President

                                Credit Agreement

                                        NATIONSBANK, N.A.

                                        By /s/ Lisa S. Donoghue
                                           ------------------------------------
                                           Name:  Lisa S. Donoghue
                                           Title: Vice President

                                        By
                                           ------------------------------------
                                           Name:
                                           Title:


                                        ABN AMRO BANK N.V., CHICAGO BRANCH

                                        By /s/ Laurie D. Flom
                                           ------------------------------------
                                           Name:  Laurie D. Flom
                                           Title: Vice President

                                        By /s/ Ronald R. Richter
                                           ------------------------------------
                                           Name:  Ronald R. Richter
                                           Title: Group Vice President


                                        BANK OF MONTREAL, CHICAGO BRANCH

                                        By /s/ Leon H. Sinclair
                                           ------------------------------------
                                           Name:  Leon H. Sinclair
                                           Title: Director


                                        THE DAI-ICHI KANGYO BANK, LTD.,
                                          CHICAGO BRANCH

                                        By /s/ Seiichiro Ino
                                           ------------------------------------
                                           Name:  Seiichiro Ino
                                           Title: Vice President


                                        DRESDNER BANK AG, NEW YORK BRANCH

                                        By /s/ Thomas J. Nadramia
                                           ------------------------------------
                                           Name:  Thomas J. Nadramia
                                           Title: Vice President

                                        By /s/ Christopher E. Sarisky
                                           ------------------------------------
                                           Name:  Christopher E. Sarisky
                                           Title: Assistant Treasurer

                                Credit Agreement

                                        DRESDNER BANK AG,
                                          GRAND CAYMAN BRANCH

                                        By /s/ Thomas J. Nadramia
                                           ------------------------------------
                                           Name:  Thomas J. Nadramia
                                           Title: Vice President

                                        By /s/ Christopher E. Sarisky
                                           ------------------------------------
                                           Name:  Christopher E. Sarisky
                                           Title: Assistant Treasurer


                                        MELLON BANK, N.A.

                                        By /s/ M. James Barry, III
                                           ------------------------------------
                                           Name:  M. James Barry, III
                                           Title: Vice President


                                        THE NORTHERN TRUST COMPANY

                                        By Sidney R. Dillard
                                           ------------------------------------
                                           Name:  Sidney R. Dillard
                                           Title: Vice President


                                        SUNTRUST BANK, ATLANTA

                                        By /s/ Jennifer P. Harrelson
                                           ------------------------------------
                                           Name:  Jennifer P. Harrelson
                                           Title: Senior Vice President

                                        By /s/ Kristina L. Anderson
                                           ------------------------------------
                                           Name:  Kristina L. Anderson
                                           Title: Asst. Vice President

                                Credit Agreement

                                        SWISS BANK CORPORATION, CHICAGO
                                          BRANCH


                                        By /s/ Nancy Russell
                                           ------------------------------------
                                           Name:  Nancy Russell
                                           Title: SBC Director

                                        By /s/ Ernst Schirmer
                                           ------------------------------------
                                           Name:  Ernst Schirmer
                                           Title: Director
                                                  Credit Risk Management


                                        WELLS FARGO BANK

                                        By /s/ Donald H. Ralston
                                           ------------------------------------
                                           Name:  Donald H. Ralston
                                           Title: Vice President

                                Credit Agreement

                                                                   SCHEDULE 2.01


                                  COMMITMENTS

========================================================================
Name of Initial Lender                                      Commitment
========================================================================
The Chase Manhattan Bank                                    $60,000,000
------------------------------------------------------------------------
Bank of America Illinois                                    $40,000,000
------------------------------------------------------------------------
The Bank of New York                                        $40,000,000
------------------------------------------------------------------------
The First National Bank of Chicago                          $40,000,000
------------------------------------------------------------------------
NationsBank, N.A.                                           $40,000,000
------------------------------------------------------------------------
ABN AMRO Bank N.V., Chicago Branch                          $20,000,000
------------------------------------------------------------------------
Bank of Montreal, Chicago Branch                            $20,000,000
------------------------------------------------------------------------
The Dai-Ichi Kangyo Bank, Ltd., Chicago Branch              $20,000,000
------------------------------------------------------------------------
Dresdner Bank AG, New York and Grand Cayman Branches        $20,000,000
------------------------------------------------------------------------
Mellon Bank, N.A.                                           $20,000,000
------------------------------------------------------------------------
The Northern Trust Company                                  $20,000,000
------------------------------------------------------------------------
SunTrust Bank, Atlanta                                      $20,000,000
------------------------------------------------------------------------
Swiss Bank Corporation, Chicago Branch                      $20,000,000
------------------------------------------------------------------------
Wells Fargo Bank                                            $20,000,000
========================================================================

                                                                  SCHEDULE 3.05

                                   LITIGATION

1.   Concord Boat Corporation, et al v. Brunswick Corporation.

2. In December 1996 the Internal Revenue Service notified the Borrower that it allocated $190.0 million in short-term capital gains and $18.1 million in ordinary income to the Borrower and the Subsidiaries for 1990 and 1991 in connection with two partnership investments by the Borrower.

     See Item 3 of the Borrower's Annual Report on Form 10-K for a description of the above matters.


                                 Schedule 3.05

                                                                      EXHIBIT A

                            ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Credit Agreement dated as of May 22, 1997 (as amended and in effect on the date hereof, the "Credit Agreement"), among Brunswick Corporation, a corporation organized under the laws of the State of Delaware (the "Borrower"); the Lenders named therein; and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

     The Assignor named on the reverse hereof hereby sells and assigns, without recourse to the Assignor, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse to the Assignor, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Competitive Loans and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date
(i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

     This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b)(iv) of the Credit Agreement.

     This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                            Assignment and Acceptance

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):
                                                         Percentage Assigned of
                                                         Facility/Commitment
                                                         (set forth, to at
                              Principal Amount           least 8 decimals, as a
                              Assigned (and              percentage of the
                              identifying                Facility and the
                              information as to          aggregate Commitments
                              individual                 of all Lenders
Facility                      Competitive Loans)         thereunder)
-------------------------------------------------------------------------------

Commitment Assigned:                $1/                           %

Revolving Loans:

Competitive Loans:

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                        [Name of Assignor]     , as Assignor
                                        ------------------------


                                        By:
                                           ------------------------------------
                                          Name:
                                          Title:

                                        [Name of Assignor]     , as Assignor
                                        ------------------------


                                        By:
                                           ------------------------------------
                                          Name:
                                          Title:


------------------------
     1/Not less than $10,000,000, unless (a) the Assignee is a Lender or an Affiliate of a Lender or (b) each of the Borrower and the Administrative Agent otherwise consent.

                           Assignment and Acceptance

The undersigned hereby consent to the within assignment:2/

Brunswick Corporation,                   The Chase Manhattan Bank,
                                           as Administrative Agent,

By:                                      By:
   -----------------------------------      -----------------------------------
   Name:                                    Name:
   Title:                                   Title:

The Chase Manhattan Bank,
  as Issuing Bank

By:
   -----------------------------------
  Name:
  Title:


-------------------
    2/Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement. The consents of the Borrower and the Administrative Agent (and the Issuing Bank, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure) are required unless the Assignee is a Lender or an Affiliate of an Lender. The consent of the Borrower otherwise required shall not be required if an Event of Default has occurred and is continuing.


                            Assignment and Acceptance

                                                                      EXHIBIT B

                       OPINION OF COUNSEL FOR THE BORROWER

                                [Effective Date]

To the Lenders and the Administrative
  Agent referred to below
c/o The Chase Manhattan Bank, as
  Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

     I am Vice President and General Counsel of Brunswick Corporation, a Delaware corporation (the "Borrower"), and have acted as counsel for the Borrower, in connection with the Credit Agreement dated as of May 22, 1997 (the "Credit Agreement"), among the Borrower, the banks and other financial institutions identified therein as Lenders, and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

          1. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (b) has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          2. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action. The Credit Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                       Opinion of Counsel for the Borrower

          3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order, writ, decree or injunction of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          4. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to my knowledge, threatened against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the matters disclosed in Schedule 3.05 to the Credit Agreement) or (b) that involve the Credit Agreement or the Transactions.

          5. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          I am a member of the bar of the State of Illinois and the foregoing opinion is limited to the laws of the State of Illinois, the Delaware General Corporation Law and the Federal laws of the United States of America. I note that the Credit Agreement is governed by the laws of the State of New York and, for purposes of the opinion expressed in paragraph 2 above, I have assumed that the laws of the State of New York do not differ from the laws of Illinois in any manner that would render such opinion incorrect. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without my prior written consent.

                                         Very truly yours,

                                         Mary D. Allen, Esq.





                      Opinion of Counsel for the Borrower

                                                                      EXHIBIT C

                           [Form of Extension Request]

                                    [Date]1/

The Chase Manhattan Bank,
  as Administrative Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of May 22, 1997 (as amended and in effect on the date hereof, the "Credit Agreement"), among Brunswick Corporation, a corporation organized under the laws of the State of Delaware (the "Borrower"); the Lenders named therein; and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

     Pursuant to Section 2.05 of the Credit Agreement, the Borrower hereby notifies you of its request that the Lenders party thereto extend the Maturity Date currently in effect under the Credit Agreement to May 22, 200.2/

                                         BRUNSWICK CORPORATION

                                         By
                                           ------------------------------------
                                           Title


--------------------

     1/Such date no earlier than 45 days and no later than 30 days prior to the date four years prior to Maturity Date currently in effect.

     2/Such date one year after the Maturity Date then in effect.

                               Extension Request

                                                                      EXHIBIT D

               [Form of Notice of Extension of the Maturity Date]

                                    [Date]1/

The Chase Manhattan Bank,
  as Administrative Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of May 22, 1997 (as amended and in effect on the date hereof, the "Credit Agreement"), among Brunswick Corporation, a corporation organized under the laws of the State of Delaware (the "Borrower "); the Lenders named therein; and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

     Pursuant to Section 2.05 of the Credit Agreement, the undersigned, as a Lender party thereto, hereby notifies you of its agreement to the Borrower's request that the Lenders extend the Maturity Date currently in effect under the Credit Agreement to May 22, 200__.

                                         Very truly yours,

                                         [NAME OF EXTENDING LENDER]

                                         By
                                           ------------------------------------
                                           Name:
                                           Title:

     1/Such date no earlier than 25 days and no later than 15 days prior to the date four years prior to the Maturity Date then in effect.

                               Notice of Extension

                                                                      EXHIBIT E

                         [Form of Assumption Agreement]

                                     [DATE]

The Chase Manhattan Bank,
  as Administrative Agent under
  the within mentioned
  Credit Agreement
270 Park Avenue
New York, New York

Ladies and Gentlemen:

     Reference is made herein to the Credit Agreement dated as of May 22, 1997 (as amended and in effect on the date hereof, the "Credit Agreement"), among Brunswick Corporation, a corporation organized under the laws of the State of Delaware (the "Borrower"); the Lenders named therein; and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

     The Borrower and _______________ (the "Assuming Lender") agree as follows:

     1. The Assuming Lender proposes to become an Assuming Lender pursuant to Section 2.09(d) of the Credit Agreement and, in that connection, hereby agrees with the Administrative Agent and the Borrower that it shall become a Lender for all purposes of the Credit Agreement on the applicable Commitment Increase Date.

     2. The undersigned Assuming Lender (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Sections 3.04 and 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; (e) specifies as its lending offices the offices set forth below its name on the signature page hereof.

     3. Following the execution of this Assumption Agreement, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The

                              Assumption Agreement
   effective date for this Assumption Agreement (the "Effective Date") shall be the applicable Commitment Increase Date.

     4. Upon satisfaction of the applicable conditions set forth in Section 2.05(c) and upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Assuming Lender shall be a party to the Credit Agreement and have all of the rights and obligations of a Lender thereunder.

     5. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                              Assumption Agreement

     6. This Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assumption Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.

                                         Very truly yours,

                                         BRUNSWICK CORPORATION

                                         By
                                           -----------------------------------
                                           Name:
                                           Title:

                                         By
                                           -----------------------------------
                                           Name:
                                           Title:

                                         [NAME OF ASSUMING LENDER]

                                         By
                                           -----------------------------------
                                           Name:
                                           Title:

                                         Date:
                                              ------------, ----

                                         [Address]

                                         Lending Office(s):

                                         [Address(es)]]


                              Assumption Agreement

Accepted this   day of
             --

  ------------,----:

THE CHASE MANHATTAN BANK,
  As Administrative Agent

By
  ---------------------------
  Name:
  Title:


                              Assumption Agreement